Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Amarin Corporation plc and the effectiveness of Amarin Corporation plc’s internal control over financial reporting dated February 29, 2012, appearing in the Annual Report on Form 10-K of Amarin Corporation plc for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 8, 2012